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                        [KPMG PEAT MARKWICK LLP LETTERHEAD]

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Piper Institutional Funds Inc.:

We consent to the use of our reports included herein and the references to our Firm under the headings "Financial Highlights" in Part A and "Financial Statements" in Part B of the Registration Statement.



                                             KPMG Peat Marwick LLP

Minneapolis, Minnesota
October 30, 1995